EXHIBIT 10.3B

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT TO THE AMENDED AND RESTATED COLLABORATIVE

RESEARCH AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED COLLABORATIVE RESEARCH AGREEMENT, together with exhibits and schedules attached hereto, (the “Amendment”) is entered into and effective as of March 4, 2009 (the “Amendment Date”) by and between Equilon Enterprises LLC dba Shell Oil Products US, a Delaware limited liability company, having a place of business at 910 Louisiana Street, Houston, Texas 77002, (“Shell”) and Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063 (“Codexis”). Shell and Codexis may each be referred to herein individually as a “Party” or, collectively, as the “Parties.”

WHEREAS, Shell and Codexis entered into (a) a certain Amended and Restated Collaborative Research Agreement, effective as of November 1, 2006, (the “Research Agreement”) pursuant to which the Parties have collaborated to develop certain new biocatalytic processes for use in the conversion of biomass to fuels and/or fuel additives and/or lubricants, and (b) a certain Amended and Restated License Agreement, effective as of November 1, 2006 (the “License Agreement”); and

WHEREAS, the Parties desire to amend certain of the terms of the Research Agreement to revise the scope of, and to increase the resources devoted to, the collaboration between the Parties, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the promises and undertakings set forth herein, the Parties hereby agree as follows:

1.	ARTICLE 1, DEFINITIONS, shall be amended as follows:

(a)	Section 1.12 is hereby deleted and replaced in its entirety by the following:

1.12 “FTE” means the efforts of one or more employees of Codexis (hereinafter a “Codexis FTE”) or Codexis Laboratories Hungary Kft, an Affiliate of Codexis, (“CLH”) (hereinafter a “CLH FTE”) equivalent to the efforts of one full time employee (i.e., an employee that works at least one thousand seven hundred sixty (1760) hours per year).

(b)	Section 1.24 is hereby deleted and replaced in its entirety by the following:

1.24 “Shell Technology” means (a) any Technology that is or was (i) developed by employees of or consultants to Shell or an Affiliate of Shell, alone or jointly with Third Parties, prior to or during the Term outside the scope of activities described in any Research Plan; or (ii) acquired during the Term by purchase, license, assignment or other means from Third Parties by Shell or an Affiliate of Shell, in each of case (b)(i) or (b)(ii), introduced by Shell into the activities to be conducted under any Research Plan; and (b) any Fuel Innovation.

(c)	Section 1.31 is hereby deleted and replaced in its entirety by the following:

1.31 “Year Four Goal(s)” shall have the meaning set forth in Section 2.8(d).

(d)	Section 1.33 is hereby deleted and replaced in its entirety by the following:

1.33 “Year Six Goal(s)” shall have the meaning set forth in Section 2.8(f).

(e)	ARTICLE 1, DEFINITIONS, is hereby amended to include the following:

“FTE Month” means the efforts of one (1) FTE for one (1) calendar month.

“Fuel Innovation” means any technology and/or materials relating specifically to (a) a novel compound suitable for use as a liquid fuel, or as a fuel additive to a liquid fuel, or a Lubricant, and/or (b) the use of any compound as a liquid fuel, including without limitation any liquid fuel blend, or as a fuel additive to a liquid fuel, or a Lubricant, that, in (a) and/or (b), is or was developed under the Program by employees of or consultants to Codexis or an Affiliate of Codexis, alone or jointly with employees of or consultants to Shell or an Affiliate of Shell, during the Term, where (i) “liquid” means [*], and (ii) “fuel additive” means [*]. For purposes of clarification, Fuel Innovation shall exclude any and all materials, technology, technical information, know-how, expertise and trade secrets relating to the biological manufacture of any compound that is, or the use of which is, Fuel Innovation.

“Series F Stock Purchase Agreement” shall have the meaning set forth in Section 3.5(d).

“Year Three Goal(s)” shall have the meaning set forth in Section 2.8(c).

“Year Five Goal(s)” shall have the meaning set forth in Section 2.8(e).

2.	ARTICLE 2, PROGRAM ACTIVITIES, shall be amended as follows:

(a)	Section 2.2(a)(vi) is hereby deleted and replaced in its entirety by the following:

(vi) review the Year Six Goal(s) proposed by the Parties pursuant to Section 2.8(f), and to make recommendations to the Oversight Committee with respect to such proposed Year Six Goal(s) on or before May 1, 2011;

(b)	Section 2.2(a) is hereby amended to include the following:

(xi) review the Year Three Goal(s) proposed by the Parties pursuant to Section 2.8(c), and to make recommendations to the Oversight Committee with respect to such proposed Year Three Goal(s) on or before March 1, 2009.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(xii) review the Year Four Goal(s) proposed by the Parties pursuant to Section 2.8(d), and to make recommendations to the Oversight Committee with respect to such proposed Year Four Goal(s) on or before July 1, 2009.

(xiii) review the Year Five Goal(s) proposed by the Parties pursuant to Section 2.8(e), and to make recommendations to the Oversight Committee with respect to such proposed Year Five Goal(s) on or before May 1, 2010.

(c)	Section 2.2(f)(i) is hereby deleted and replaced in its entirety by the following:

(i) Decision Making Process of the Research Committee. All decisions of the Research Committee shall be made by unanimous vote or written consent, as indicated by both co-chairpersons of the Research Committee signing the final written minutes thereof. Codexis representatives collectively shall have one (1) vote and Shell representatives collectively shall have one (1) vote; provided, however, that in the case of a deadlock where unanimity has not been reached, the final decision with respect to matters concerning technical aspects within the scope of an approved Research Plan shall be made by Codexis; provided further, that the scope and goal(s) of such Research Plan, including (A) the annual Milestone(s) for such Research Plan, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) and the Year Six Goal(s), and (B) whether such Milestone(s), Year Three Goal(s), Year Four Goal(s), Year Five Goal(s) and Year Six Goal(s) have been achieved, shall never be considered “technical aspects.” If a disagreement among members of the Research Committee with respect to matters other than “technical aspects” remains unresolved for more than thirty (30) business days after the Research Committee first addresses such matter (or such longer period as the Parties may mutually agree upon), such disagreement shall be submitted to the Oversight Committee for resolution. Notwithstanding anything to the contrary, the Research Committee shall have no authority to alter, modify or amend any of the rights and obligations of the Parties set forth under this Amended and Restated Research Agreement.

(d)	Sections 2.3(a)(iii) and 2.3(a)(iv) are hereby deleted and replaced in their entirety by the following:

(iii) review and approve recommendations from the Research Committee with respect to the Milestones for the activities to be carried out for each Research Plan, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) and the Year Six Goal(s), and to approve such Milestones;

(iv) determine whether Milestones for the activities to be carried out under each Research Plan, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) and the Year Six Goal(s) have been achieved;

(e)	Section 2.3(f)(i) is hereby deleted and replaced in its entirety by the following:

(i) Decision Making Process of the Oversight Committee. All decisions of the Oversight Committee shall be made by unanimous vote or written

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

consent, as indicated by the co-chairpersons of the Oversight Committee signing the written minutes thereof, with Codexis representatives collectively having one (1) vote and Shell representatives collectively having one (1) vote; provided, however, that in the case of a deadlock where unanimity has not been reached, the final decisions shall be made by Shell except with respect to (A) the approval or modification of the annual Milestone(s) for each Research Plan, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) or the Year Six Goal(s), (B) the approval or amendment of any Research Plan, (C) the determination as to whether Milestones for the activities to be carried out under each Research Plan, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) or the Year Six Goal(s) have been achieved, (D) the acquisition of Third Party rights pursuant to Section 7.1, (E) the determination to have any party that is a Third Party as of the Execution Date participate in the activities to be conducted under the Program, (F) the introduction of Third Party Information into the Program, or (G) any decision that has a reasonable likelihood of having a material adverse impact on Codexis’ business as conducted at the time of such decision or as contemplated to be conducted at the time of such decision. Notwithstanding anything to the contrary, except with respect to the approval of the Research Plans, the annual milestones for the activities carried out under each Research Plan, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) and the Year Six Goal(s), and any amendments to any of the foregoing, the Oversight Committee shall have no authority to alter, modify or amend any of the rights and obligations of the Parties set forth under this Amended and Restated Research Agreement. If the Oversight Committee is unable to resolve any dispute, controversy, or claim with respect to items (A) – (G) above in this Section 2.3(f)(i) within thirty (30) days after it first addresses such matter (or such longer period as the Parties may mutually agree upon), then the dispute shall be referred to Executives of each Party. For purposes of clarification, all matters related to “technical aspects” of an approved Research Plan shall be resolved in accordance with Section 2.2(f)(i).

(f)	Section 2.6(b)(iii) is hereby deleted and replaced in its entirety by the following:

(iii) Subject to Section 2.6(c), after the first anniversary of the Effective Date, during the Term, Codexis shall assign, on or before the dates set forth in the table in this Section 2.6(b)(iii), below, no less than the corresponding number of FTEs set forth in the table in this Section 2.6(b)(iii), below, to perform Codexis’ obligations under the Program, and to complete the tasks assigned to Codexis in the Research Plans.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Total Number of FTEs	Date
[*]	November 1, 2007
[*]	April 1, 2008
[*]	August 1, 2008
[*]	September 1. 2008
[*]	October 1, 2008
[*]	January 1, 2009
[*]	February 1, 2009
[*]	March 1, 2009

The Parties agree that as of April 1, 2009, the allocation of FTEs between Codexis FTEs and CLH FTEs shall be approximately [*] Codexis FTEs and [*] CLH FTEs; provided, however, that Codexis shall have the right to make adjustments to such allocation as reasonably required to achieve the Milestones for the activities to be carried out under each Research Plan, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) and/or the Year Six Goal(s), as applicable; provided, further, that Codexis, at each meeting of the Oversight Committee, shall inform the Oversight Committee of the then-current allocation of FTEs between Codexis FTEs and CLH FTEs and provide information to support such allocation, and in the event that any concern regarding such allocation is raised by the Oversight Committee, Codexis will re-allocate FTEs between Codexis FTEs and CLH FTEs in accordance with the recommendation of the Oversight Committee as soon as practicable.

(g)	Section 2.6(b)(iv) is hereby deleted and replaced in its entirety by the following:

(iv) Prior to May 1, 2010, Codexis, upon the written request of Shell, shall increase the number of FTEs to perform Codexis’ obligations under the Program by up to [*] to a total number of FTEs of up to [*]. In the event that Shell delivers such a written request to Codexis, the Parties will agree upon the timing and rate of such FTE increase as well as the allocation of such additional FTEs between Codexis FTEs and CLH FTEs. On or after May 1, 2010, Shell, by written notice, may request that Codexis increase the number of FTEs to perform Codexis’ obligations under the Program by up to [*] to a total number of FTEs of up to [*], and Codexis and Shell, in good faith, will discuss the benefits of implementing an increase in the number of such FTEs, but Codexis will have no obligation to agree to implement any increase in the number of such FTEs. In the event that Shell and Codexis agree that an increase in the number of FTEs should be implemented, the Parties, prior to the implementation of such FTE increase, will discuss and agree on the timing and rate of such FTE increase as well as the allocation of such additional FTEs between Codexis FTEs and CLH FTEs.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(h)	Section 2.6(b) is hereby amended to include the following:

(v) Notwithstanding anything to the contrary, in the event that Shell, in accordance with Section 2.6(c), exercises its right to reduce the total number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program, Codexis shall have the right to determine the allocation of Codexis FTEs and CLH FTEs comprising such reduction; provided, however, that Codexis shall consult with the Oversight Committee prior to making such determination.

(i)	Section 2.6(c) is hereby deleted and replaced in its entirety by the following:

(c)	Reduction in FTEs.

(i) During the period beginning on May 1, 2009 and ending on [*], Shell shall have the right to reduce the total number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program by up to [*] FTEs upon [*] advance notice.

(ii) After the fourth (4th) anniversary of the Effective Date, Shell shall have the right to reduce the total number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program upon advance notice; provided, however, that the number of FTEs that may be reduced will not be greater than as set forth in, and implemented after written notice thereof in accordance with, the table in this Section 2.6(c)(ii), below; provided, further, however, that no reductions may be noticed during the applicable standstill period set forth in this Section 2.6(c)(ii), below, immediately after a FTE reduction already noticed (each such period during which no subsequent notice may be given, a “Standstill Period”).

Number of FTEs that May Be Reduced	Standstill Period	Advance Notice Required
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

By way of example, if Shell elects to reduce the number of FTEs by [*] FTEs or less, no additional reductions may be made by Shell during the [*] day Standstill Period beginning on the date of advance written notice of such reduction election. Similarly, if

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Shell elects to reduce the number of FTEs by more than [*] FTEs but less than or equal to [*] FTEs, no additional reductions may be made by Shell during the [*] day Standstill Period beginning on the date of advance written notice of such reduction election.

(j)	Section 2.8 is hereby deleted and replaced in its entirety by the following:

2.8 Milestones.

(a) Year One Final Milestone. Shell acknowledges that, as of the Execution Date, Codexis has achieved the Year One Final Milestone.

(b) Annual Milestones. Prior to beginning work, Codexis shall provide a proposal to Shell for annual milestones for each work stream. The Parties shall submit such proposed milestones to the Research Committee for consideration and recommendation to the Oversight Committee for approval.

(c) Year Three Goal(s). Unless otherwise agreed by the Parties in writing, prior to February 14, 2009, Codexis shall provide a proposal to Shell for Program progress goal(s) to be achieved as of the third (3rd) anniversary of the Effective Date (the “Year Three Goal(s)”). The Parties shall submit such proposed Year Three Goal(s) to the Research Committee for consideration and recommendation to the Oversight Committee for approval. For purposes of clarification, it is the intent of the Parties that the Year Three Goal(s) will be more technically challenging to achieve than the annual Milestones established in accordance with Section 2.8(b).

(d) Year Four Goal(s). Unless otherwise agreed by the Parties in writing, prior to May 1, 2009, Codexis shall provide a proposal to Shell for Program progress goal(s) to be achieved as of the fourth (4th) anniversary of the Effective Date (the “Year Four Goal(s)”). The Parties shall submit such proposed Year Four Goal(s) to the Research Committee for consideration and recommendation to the Oversight Committee for approval. For purposes of clarification, it is the intent of the Parties that the Year Four Goal(s) will be more technically challenging to achieve than the annual Milestones established in accordance with Section 2.8(b).

(e) Year Five Goal(s). Unless otherwise agreed by the Parties in writing, prior to March 1, 2010, Codexis shall provide a proposal to Shell for Program progress goal(s) to be achieved as of the fifth (5th) anniversary of the Effective Date (the “Year Five Goal(s)”). The Parties shall submit such proposed Year Five Goal(s) to the Research Committee for consideration and recommendation to the Oversight Committee for approval. For purposes of clarification, it is the intent of the Parties that the Year Five Goal(s) will be more technically challenging to achieve than the annual Milestones established in accordance with Section 2.8(b).

(f) Year Six Goal(s). Unless otherwise agreed by the Parties in writing, prior to March 1, 2011, Codexis shall provide a proposal to Shell for Program progress goal(s) to be achieved as of the sixth (6th) anniversary of the Effective Date (the “Year Six Goal(s)”). The Parties shall submit such proposed Year Six Goal(s) to the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Research Committee for consideration and recommendation to the Oversight Committee for approval. For purposes of clarification, it is the intent of the Parties that the Year Six Goal(s) will be more technically challenging to achieve than the annual Milestones established in accordance with Section 2.8(b).

(e)	Milestone Verification.

(i) In the event that Codexis reasonably believes that it has achieved a particular annual Milestone, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) or the Year Six Goal(s), Codexis shall deliver written notice thereof to Shell (each such notice, a “Milestone Notice”). Within ten (10) business days after delivery of a particular Milestone Notice, Codexis shall provide to Shell sufficient quantities of any relevant Biocatalyst to permit Shell to verify that the annual Milestone, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) or the Year Six Goal(s), as the case may be, in such Milestone Notice has been achieved.

(ii) In the event that Shell cannot verify Codexis’ assertion that Codexis has achieved the annual Milestone, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) or the Year Six Goal(s), as the case may be, identified in a particular Milestone Notice, Shell shall provide written notice thereof to Codexis (each such notice, a “Nonreplication Notice”). The annual Milestone, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) or the Year Six Goal(s), as the case may be, identified in each Milestone Notice shall be deemed to have been achieved unless Shell provides a Nonreplication Notice within ninety (90) days after Shell’s receipt of such Milestone Notice; provided that, upon written notice provided prior to the expiration of such ninety (90) day period, Shell may seek an extension of such ninety (90) day period of up to forty-five (45) days to provide such Nonreplication Notice, not to be unreasonably withheld by Codexis. Upon Codexis’ receipt of a Nonreplication Notice, the Parties will determine a mutually agreeable time to perform the applicable tests necessary to replicate the identified annual asserted Milestone, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) or the Year Six Goal(s), as the case may be, that is the subject of such Nonreplication Notice, such tests to be performed, at Shell’s sole option and expense (A) by Shell at a Shell facility, with Codexis observing; (B) by Codexis at a Codexis facility, with Shell observing; or (C) by a mutually agreeable Third Party at such Third Party’s facilities, with both Codexis and Shell observing. The outcome of such test shall be determinative of whether the annual Milestone, the Year Three Goal(s), the Year Four Goal(s), the Year Five Goal(s) or the Year Six Goal(s), as the case may be, has been achieved. In the event that Shell elects to have such test performed by a mutually agreeable Third Party, Codexis shall first execute a sponsored research agreement with such Third Party substantially in the form attached hereto as Exhibit 2.8(e)(ii).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(k)	ARTICLE 2, PROGRAM ACTIVITIES, is hereby amended to include the following:

2.9 Fuel Innovation. For each invention within the Fuel Innovation, Shell, for a period beginning on the date of filing of the first non-provisional patent application claiming such invention (the date of each such filing, the “Filing Date”) and continuing until the three (3) year anniversary of the Filing Date (for each such invention, the “Exclusivity Period”), shall work exclusively with Codexis to identify biological methods of synthesis of the compound(s) that are claimed, or whose use as a liquid fuel, including without limitation any liquid fuel blend, or as a fuel additive to a liquid fuel, or a Lubricant, is claimed in such patent filing using biological materials, technology, technical information, know-how, expertise and trade secrets. For purposes of clarification, the term “exclusively,” as used in the previous sentence with respect to Shell, shall permit Shell to conduct activities internally within Shell and with any party that is an Affiliate of Shell as of the Amendment Date (other than [*]), and that Shell shall not enter into any agreement with any Third Party, or with [*], in each case, to develop biological methods of synthesis of any molecule within the Fuel Innovation, without the prior written consent of Codexis. Notwithstanding anything to the contrary, in the event that Shell or a Shell Affiliate (other than [*]) acquires one hundred percent (100%) of the voting shares of [*], then the restrictions in this Section 2.9 with respect to the development of biological methods of synthesis of any molecule within the Fuel Innovation will not apply to [*]. In the event that Shell has not funded at least [*] FTE Months for the identification of biological methods of synthesis of the compound(s) disclosed in such patent filings using biological materials, technology, technical information, know-how, expertise and trade secrets during the applicable Exclusivity Period, such applicable Exclusivity Period shall be extended automatically for an additional two (2) year period and will expire on the five (5) year anniversary of the applicable Filing Date, and not on the three (3) year anniversary of the applicable Filing Date. Upon expiration of the applicable Exclusivity Period, either on the three (3) year anniversary of the applicable Filing Date, or on the five (5) year anniversary of the applicable Filing Date, Shell may continue to work with Codexis, but also may work on its own, with any Shell Affiliate or with any Third Party, to identify biological methods of synthesis of the compound(s) claimed in the applicable patent filings using biological materials, technology, technical information, know-how, expertise and trade secrets. Any and all patent applications and patents covering patentable inventions arising from the activities of Codexis and Shell under this Section 2.9 shall be deemed to be Program Patent Rights and any and all technology and materials arising from the activities of Codexis and Shell under this Section 2.9 shall be deemed to be Program Licensed Technology, as set forth in the Amended and Restated License Agreement.

2.10 [*]. Promptly after the Amendment Date, the Parties shall meet and discuss in good faith the advantages and desirability of [*] in connection with the research and commercialization activities regarding [*] contemplated under the terms of this Agreement, including without limitation [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	ARTICLE 3, FEES AND PAYMENTS, shall be amended as follows:

(a)	Section 3.3(b) is hereby deleted and replaced in its entirety by the following:

(b) Second Contract Year. During the second (2nd) Contract Year of the Term, Shell shall pay to Codexis a research funding fee based on a FTE rate equal to [*] per year for each of the FTEs assigned by Codexis to perform Codexis’ obligations under the Program during the second (2nd) Contract Year of the Term. Such FTE rate includes any and all associated overhead expenses, normal laboratory supplies and consumables expenses, and typical operational research expenses for the conduct of the Program. For the avoidance of doubt, except as expressly set forth in this Agreement or as set forth under the terms of the Series F Stock Purchase Agreement, no additional funds will be provided by Shell for the conduct of the Program, including, for example, funds for facilities, infrastructure, software, capital expenditures, equipment or any other type of expenditure.

(b)	Section 3.3 is hereby amended to include the following:

(c) After the Second Contract Year. After the second (2nd) Contract Year of the Term, beginning on the second (2nd) anniversary of the Effective Date, Shell shall pay to Codexis a research funding fee based on (i) a Codexis FTE rate equal to [*] per year for each of the Codexis FTEs assigned by Codexis to perform Codexis’ obligations under the Program and (ii) a CLH FTE rate equal to [*] per year for each of the CLH FTEs assigned by Codexis to perform Codexis’ obligations under the Program; in each case during the third (3rd) Contract Year of the Term. The Codexis FTE rate and the CLH FTE rate each shall be increased annually at the beginning of each subsequent Contract Year of the Term by an amount equal to the annual change in the index set forth on Schedule E (the “FTE Index”) for each Codexis FTE and each CLH FTE. The increase in FTE rate, if any, with respect to each of the Codexis FTE rate and the CLH FTE rate, will be based on the change in the FTE Index during the most recent twelve (12) month period for which final, corrected data are available; provided, however, in the event that such change is a negative number, the relevant FTE rate shall remain unchanged for the subsequent Contract Year. Notwithstanding the previous sentence, in the event that the index set forth on Schedule F (the “CLH FTE Index”) for a twelve (12) month period for which final, corrected data are available is greater than twice the FTE Index for such twelve (12) month period, the increase in FTE rate for CLH FTEs, but not for Codexis FTEs, will be based on the change in the CLH FTE Index. The Codexis FTE rate and the CLH FTE rate, each as set forth in this Section 3.3(c), include any and all associated overhead expenses, normal laboratory supplies and consumables expenses, and typical operational research expenses for the conduct of the Program. For the avoidance of doubt, except as expressly set forth in this Agreement or as set forth under the terms of the Series F Stock Purchase Agreement, no additional funds will be provided by Shell for the conduct of the Program, including, for example, funds for facilities, infrastructure, software, capital expenditures, equipment or any other type of expenditure. FTE payments in each Contract Year shall be made in six (6) equal installments (each an “FTE Installment”), each in advance of work actually performed

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

based on the planned utilization of FTEs for the following two (2) months; provided, however, that, in the event either Party elects to reduce the number of FTEs working on the Program pursuant to Section 2.6(c), a corresponding reduction will be made to the amount of the next FTE Installment.

(c)	Sections 3.4(b), (c), (d) and (e) are hereby deleted and replaced in their entirety by the following:

(b) For each Contract Year during the Initial Term beginning with the third (3rd) Contract Year, Shell shall pay to Codexis a non-refundable, non-creditable Milestone payment equal to [*] (for a total of [*]) upon achievement of the Milestones for each of the then-current Research Plans established in accordance with Section 2.8(b), such amount to be distributed among all such then-current Research Plans in accordance with the recommendation of the Oversight Committee. For purposes of clarification, for purposes of this Section 3.4(b), “achievement of the applicable Milestone” means that Codexis delivers to Shell a Milestone Notice for such Milestone within the relevant time period, even if the verification of such Milestone Notice occurs after the expiration of such time period; provided, however, that payment for any Milestone due pursuant to this Section 3.4(b) will be due and payable in accordance with Section 3.6 only after the achievement of such Milestone has been verified in accordance with Section 2.8(e).

(c) Upon the achievement of the Year Three Goal(s), Shell shall pay to Codexis a one-time, non-refundable, non-creditable Milestone payment equal to [*], such amount to be distributed among all such then-current Research Plans in accordance with the recommendation of the Oversight Committee; provided, however, that payment for the Year Three Goal(s) due pursuant to this Section 3.4(c) will be due and payable in accordance with Section 3.6 only after the achievement of such Year Three Goal(s) has been verified in accordance with Section 2.8(e).

(d) Upon the achievement of the Year Four Goal(s), Shell shall pay to Codexis a one-time, non-refundable, non-creditable Milestone payment equal to [*], such amount to be distributed among all such then-current Research Plans in accordance with the recommendation of the Oversight Committee; provided, however, that payment for the Year Four Goal(s) due pursuant to this Section 3.4(d) will be due and payable in accordance with Section 3.6 only after the achievement of such Year Four Goal(s) has been verified in accordance with Section 2.8(e).

(e) Upon the achievement of the Year Five Goal(s), Shell shall pay to Codexis a one-time, non-refundable, non-creditable Milestone payment equal to [*], such amount to be distributed among all such then-current Research Plans in accordance with the recommendation of the Oversight Committee; provided, however, that payment for the Year Five Goal(s) due pursuant to this Section 3.4(e) will be due and payable in accordance with Section 3.6 only after the achievement of such Year Five Goal(s) has been verified in accordance with Section 2.8(e).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	Section 3.4 is hereby amended to include the following:

(f) Upon the achievement of the Year Six Goal(s), Shell shall pay to Codexis a one-time, non-refundable, non-creditable Milestone payment equal to [*], such amount to be distributed among all such then-current Research Plans in accordance with the recommendation of the Oversight Committee; provided, however, that payment for the Year Six Goal(s) due pursuant to this Section 3.4(f) will be due and payable in accordance with Section 3.6 only after the achievement of such Year Six Goal(s) has been verified in accordance with Section 2.8(e).

(g) For each Contract Year, if any, of (i) the Initial Term beyond the sixth (6th) Contract Year in the event that the Parties agree to extend the Initial Term beyond the six (6) year anniversary of the Effective Date in accordance with Section 11.1, and (ii) each Renewal Term, Shell shall pay to Codexis a non-refundable, non-creditable Milestone payment equal to [*] upon achievement of the Milestones for each of the then-current Research Plans established in accordance with Section 2.8(b), such amount to be distributed among all then-current Research Plans in accordance with the recommendation of the Oversight Committee. For purposes of clarification, for purposes of this Section 3.4(g), “achievement of the applicable Milestone” means that Codexis delivers to Shell a Milestone Notice for such Milestone within the relevant time period, even if the verification of such Milestone Notice occurs after the expiration of such time period; provided, however, that payment for any such Milestone due pursuant to this Section 3.4(g) will be due and payable in accordance with Section 3.6 only after the achievement of such Milestone has been verified in accordance with Section 2.8(e).

(h) Shell shall pay to Codexis a one-time, non-refundable, non-creditable milestone payment equal to [*] within thirty (30) days after the receipt by Shell of an invoice from Codexis, such invoice to be issued by Codexis to Shell after receipt by Codexis of notification, in writing, from Shell of the First Sale (as defined in the License Agreement) of the first Licensed Product (as defined in the License Agreement) pursuant to Section 3.1(d) of the License Agreement.

(e)	Section 3.5 is hereby amended to include the following:

(d) Series F Stock Purchase Agreement. On or before the Amendment Date, Shell shall purchase Thirty Million United States Dollars ($30,000,000) of Series F Preferred Stock of Codexis, pursuant to the terms and conditions of a stock purchase agreement substantially in the form attached hereto as Schedule G, appended to and made part of this Amended and Restated Research Agreement, (the “Series F Stock Purchase Agreement”) at Eight United States Dollars and Fifty Cents ($8.50) per share.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	ARTICLE 4, INTELLECTUAL PROPERTY RIGHTS, shall be amended as follows:

(a)	Section 4.1(c) is hereby deleted and replaced in its entirety by the following:

(c) Program Technology. Shell hereby sells, assigns, delivers, conveys, transfers and sets over to Codexis the entire right, title and interest in and to any invention disclosed in any Program Technology and any patent application and/or patent arising therefrom. Subject to the rights expressly granted to Shell under the terms and conditions of this Amended and Restated Research Agreement and the Amended and Restated License Agreement, Codexis owns or otherwise controls and shall own or otherwise control all right, title and interest in, to and under any and all Program Technology.

(b)	Section 4.3 (Limitation) is hereby re-numbered and, hereafter, shall be referred to as Section 4.4.

(c)	ARTICLE 4, INTELLECTUAL PROPERTY RIGHTS, is hereby amended to include the following

4.3	[*].

(a) Assignment. Subject to the terms of this Amended and Restated Research Agreement and of the Amended and Restated License Agreement, Codexis hereby sells, assigns, delivers, conveys, transfers and sets over to Shell the entire right, title and interest in and to any invention disclosed in any [*], including, but not limited to, the patent family designated by Codexis as Codexis internal reference number [*], and any patent application and/or patent arising therefrom (the “[*]”).

(b) Costs and Expenses. After the date of the assignment set forth in Section 4.3(a), Shell shall control and shall bear all costs of (i) filing, prosecuting, responding to opposition and maintaining patent applications and patents in the [*], including without limitation the [*], and (ii) filing, prosecuting, and responding to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings against the grant of letters patent owned by Third Parties that may limit the ability to exploit the [*]. The Parties acknowledge and agree that Codexis, as of the date of the assignment set forth in Section 4.3(a), has incurred costs and expenses relating to the prosecution of the [*] in an amount approximately equal to Eighty Three Thousand Six Hundred Eighty Five United States Dollars ($83,645) and that, in partial consideration for the assignment by Codexis set forth in Section 4.3(a), Shell will reimburse Codexis Forty One Thousand Eight Hundred Forty Two United States Dollars ($41,842), such reimbursement to be made within thirty (30) days after receipt by Shell of an invoice from Codexis, such invoice to include copies of the invoices received by Codexis constituting the costs and expenses relating to the prosecution of the [*].

5.	ARTICLE 10, INDEMNIFICATION, shall be amended as follows:

(a)	Section 10.4 (Notification of Claim; Conditions to Indemnification Obligations) is hereby re-numbered and, hereafter, shall be referred to as Section 10.5.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	ARTICLE 10, INDEMNIFICATION, is hereby amended to include the following:

10.4 Fuel Innovation Indemnification. Shell shall fully indemnify, defend and hold the Codexis Indemnitees harmless from and against any and all Losses arising out of any Third Party claims or suits arising from use by Shell or any Affiliate of Shell, or any Third Party acting on behalf or for the benefit of Shell or any Affiliate of Shell, of Fuel Innovation; provided that nothing in this Section 10.4 shall limit Codexis’ indemnification obligations under Section 10.2(a) with respect to any Losses arising out of any Third Party claims or suits arising from materials, technology, technical information, know-how, expertise and trade secrets relating to the biological manufacture of any compound that is, or the use of which is, Fuel Innovation.

6.	ARTICLE 11, TERM AND TERMINATION, shall be amended as follows:

(a)	Section 11.2 is hereby deleted and replaced in its entirety by the following:

11.2	Termination for Convenience.

(a) At any time after the fourth (4th) anniversary of the Effective Date, Shell, in its sole discretion, may terminate this Amended and Restated Research Agreement, such termination to be effective after nine (9) months written notice to Codexis. Notwithstanding the previous sentence, in the event that, pursuant to Section 2.6(b)(iv), the number of FTEs was increased to greater than [*], Shell, at any time after the fourth (4th) anniversary of the Effective Date, in its sole discretion, may terminate this Amended and Restated Research Agreement, such termination to be effective after twelve (12) months written notice to Codexis.

(b) If at any time after the fourth (4th) anniversary of the Effective Date, Shell determines, in accordance with Section 2.6(c), to decrease the number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program to less than [*], Codexis shall have the right, but not the obligation, to terminate this Amended and Restated Research Agreement upon ninety (90) days written notice to Shell; provided, however that in the event that (i) each such FTE reduction by Shell occurs after successful achievement of the applicable Milestone for each Research Plan and (ii) Shell (or a Shell Affiliate or sublicensee) is actively developing the Program Technology for commercial application, then Codexis shall have no right to terminate this Amended and Restated Research Agreement pursuant to this Section 11.2(b).

(b)	Section 11.4(b) is hereby deleted and replaced in its entirety by the following:

(b) The following Articles and Sections of this Amended and Restated Agreement shall survive its termination or expiration: Articles 4, 5, 10 and 12, and Sections 2.4(a)(iii), 2.9, 6.1, 8.3, 9.4, 9.5 and 11.4.

7.	ARTICLE 12 – GENERAL PROVISIONS shall be amended to include the following:

12.15 Forecasts; Updates. After the Amendment Date, at the first meeting of the Research Committee in each calendar year, and at the first meeting of the Oversight Committee in each calendar year, Codexis shall provide a forecast of the anticipated

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

expenditures by Codexis, if any, relating to acquisition of capital equipment or to improvement of facilities, in either case, for support of the Program during such calendar year. In addition, after the Amendment Date, at each meeting of the Research Committee, after the first such meeting, in each calendar year, Codexis shall provide an update regarding deviations, if any, from the forecast of the anticipated expenditures for such calendar year relating to acquisition of capital equipment or to improvement of facilities, in either case, for support of the Program, together with an explanation for such deviations.

12.16 Reports. After the Amendment Date, at each meeting of the Research Committee and the Oversight Committee, Codexis shall present a summary report of the number of FTEs assigned by Codexis to perform Codexis’ obligations under the Program, including the allocation of such FTEs between Codexis FTEs and CLH FTEs. After the Amendment Date, within forty-five (45) days after the end of each calendar quarter, Codexis shall provide Shell a summary report of actual expenditures by Codexis, if any, relating to acquisition of capital equipment or to improvement of facilities, in either case, for support of the Program during the just ended calendar quarter.

12.17 Books and Records; Audit Rights. Codexis shall keep complete, true and accurate books of account and records for the purpose of verifying the reports presented by Codexis pursuant to Section 12.16. Said books and records will be kept for a period of at least three (3) years following the end of the calendar year to which they pertain and shall be available, after not less than fifteen (15) business days prior written notice, for inspection, such inspection to occur not more frequently than once in any calendar year during the Term, by Shell using Shell personnel or by an independent public accountant, certified in the U.S. and affiliated with an internationally recognized accounting firm selected by Shell and reasonably acceptable to Codexis, solely in order to, and only to the extent necessary to, verify the accuracy of the reports presented by Codexis pursuant to Section 12.16 that (a) Codexis assigned the number of FTEs set forth in Section 2.6(b), subject to Section 2.6(c), to perform Codexis’ obligations under the Program, and (b) the expenditure by Codexis, if any, for the acquisition of any capital equipment and any facilities improvements indentified in such reports as being used in support of the Program. All materials made available for inspection by Codexis shall be Confidential Information in accordance with Article 6 and, in the event that Shell uses an independent public accountant to conduct such inspection, such public accountant will be obliged by Shell to treat all such materials as Confidential Information in accordance with Article 6. Shell share bear the full cost of the performance of any audit performed pursuant to this Section 12.17.

12.17 HSE. Codexis will take actions as are necessary to ensure that:

(a) it has a health, safety and environment policy that is in accordance with applicable law for the operations of Codexis’ facilities that are involved in the Program (the “HSE Policy”);

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) it routinely advises Shell of any accidents arising directly out of or in connection with activities conducted under the Program which cause casualties or injuries or any negative effect on the environment which would be classified as a recordable OSHA event; and

(c) Shell, using Shell personnel, will have the right to audit Codexis’ facilities for compliance with the HSE Policy, provided that the findings of such audit will be provided to both Codexis and Shell and will be deemed to be Confidential Information of Codexis, that at least ten (10) business days prior written notice of any such audit will be given to Codexis, and that such audits will not occur more frequently that annually.

8.	OTHER PROVISIONS.

All provisions of the Research Agreement not expressly modified by this Amendment shall remain in full force and effect.

[Signature Page Follows]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the Amendment Date, each copy of which will for all purposes be deemed to be an original.

EQUILON ENTERPRISES LLC DBA SHELL OIL PRODUCTS US		CODEXIS, INC.

By:	/s/ Richard M. Oblath	By:	/s/ Alan Shaw
Name:	Richard M. Oblath	Name:	Alan Shaw
Title:	Attorney in Fact	Title:	President & CEO

[Signature Page to the Amendment to the

Amended and Restated Collaborative Research Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule E

FTE Index

“FTE Index” means [*]. In the event that such index becomes unavailable, the Parties will agree on an index to be used in substitution of such unavailable index within sixty (60) days after the date that such index is no longer available.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule F

CLH FTE Index

“CLH FTE Index” means [*]. In the event that such index becomes unavailable, the Parties will agree on an index to be used in substitution of such unavailable index within sixty (60) days after the date that such index is no longer available.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule G

Form of Series F Stock Purchase Agreement

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.